                                  EXHIBIT 99.2


       Press Release regarding acquisition of American Teleconferencing
                      Services, Ltd. dated April 23, 1998

                                                                   Exhibit  99.2


           [LETTERHEAD OF PREMIERE TECHNOLOGIES, INC. APPEARS HERE]

                                                           CONTACT:

                                                           Marcia H. Scott
                                                           Premiere Technologies
                                                           404-262-8462
FOR IMMEDIATE RELEASE

                                                           Trisha L. Harris
                                                           ATS
                                                           913-661-0700

                      PREMIERE TECHNOLOGIES, INC. ACQUIRES
                      ------------------------------------

                   AMERICAN TELECONFERENCING SERVICES, LTD.
                   ---------------------------------------

      Move Forwards Premiere's Plan of Becoming World's Dominant Provider of Enhanced Communications Services Through Internet and Telephone


     ATLANTA, April 23, 1998... Premiere Technologies, Inc. (NASDAQ: PTEK; www.premtck.com) today announced its acquisition of Kansas City-based American Teleconferencing Services, Ltd. (R)(ATS(R), www. atsgroup.com), a leading provider of high quality conference call and group communications services. The acquisition accelerates Premiere's strategy to become the world's leading provider and integrator of enhanced communications services through both the Internet and the telephone.

     ATS Chairman, CEO and founder Robert A. Cowan will serve as chairman of the wholly-owned subsidiary and President Roy. F Cammarano will assume the post of president and chief operating officer. The acquisition is valued at approximately $58 million including the assumption of debt.

     "We are in the process of building a company that will be the one-stop-shopping `megastore' for integrated communication services," said Premiere Chairman and CEO Boland T. Jones. "ATS brings Premiere not only its leadership position in conference calling and group communication services, but also another blue chip client list of Fortune 100 corporations as potential new users of Premiere's entire integrated service offering. The acquisition of ATS will enable our company to offer the most extensive single-source enhanced communications menu available anywhere in the world through two powerful mediums."

                                    (more)




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Premiere Acquires ATS - add one

     ATS, founded in 1984, handles conference calls events for groups ranging in size from three to more than 1,000 participants for clients who include IBM, Procter & Gamble, Hewlett Packard, Novell, Columbia/HCA Healthcare Corporation, Merrill Lynch, Paine Webber, Charles Schwab & Company, Silicon Graphics, the NCAA and The Gap.

     The company operates primarily from its corporate headquarters and operation centers in Overland Park, Kansas and Colorado Springs, Colorado.

     "A merger with Premiere is a great opportunity for ATS and our clients," said Cowan. "Adding our conference call and group communications services to the multi-media Premiere mix will result in an unprecedented service offering available through global connectivity. We subscribe to Premiere's theory that companies that are leaders on their own can be even better when combined."

     In February of this year, Premiere completed the acquisition of New Jersey-based Xpedite Systems, Inc., the leading provider of Internet enabled fax and document distribution services. In 1997, the company acquired Atlanta-based VoiceCom, Inc., a provider of voice messaging and telecommunications outsourcing solutions to large corporations, government entities and mobile professionals. Also in 1997, the company acquires VoiceTel, operator of the world's largest private digital voice and data messaging network.

     "The ATS acquisition is consistent with Premiere's strategy to be the leading provider in each of our five service areas," said Jones. "Our ability to complete as an integrated communications powerhouse is significantly bolstered with the addition of multi-media conference calling."

     Atlanta-based Premiere is a leading provider of the enhanced communications services that business professionals rely on every day. The company does this by integrating the Internet and telephone with voice mail, fax, e-mail, conference calling and mobile communications.


                                             (more)
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Premiere Acquires ATS - add two


     Premiere is the first single-source provider and integrator of all these communications services. The company now employs more than 2,200 communications professionals around the world.

                                      ###

Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made based on management's belief as well as assumptions made by, and information currently available to, management pursuant to the 'safe harbor' provisions of the Private Securities Litigation Reform Act of 1995. Premiere's actual results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors, including those identified in Premiere's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and its Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.